INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                               (Amendment No. ___)

Filed by the Registrant                      /x/

Filed by a Party other than the Registrant   / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/x/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
/ /  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
     (2))

                           The Boyar Value Fund, Inc.
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                (Name of Registrant as Specified in its Charter)
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                    (Name of Person(s) Filing Proxy Statement
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required.

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                                BOYAR VALUE FUND
                        221 East Fourth Street, Suite 300
                             Cincinnati, Ohio 45202
                                 1-800-266-5566

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                   NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS
                          To be held on August 12, 2002

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     A Special Meeting of  Shareholders  (the "Meeting") of the Boyar Value Fund
(the "Fund") will be held on Monday, August 12, 2002 at 2:00 p.m. (Eastern time) at the offices of Integrated Fund Services, Inc., at 221 East Fourth Street, Cincinnati, Ohio, to consider the following:

1. A proposal to approve a new management agreement between the Fund and the Fund's manager.

     This new agreement will take effect only if the proposed acquisition of a minority interest in Ladenburg Thalmann Fund Management Inc., the Fund's manager, by Claymore Securities, Inc., the Fund's distributor, is consummated.

2.   To consider any other business that may properly come before the Meeting.

THE BOARD OF DIRECTORS OF THE FUND UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL. APPROVAL OF NEW MANAGEMENT AGREEMENT IS REQUIRED BECAUSE OF THE PROPOSED ACQUISITION OF A MINORITY INTEREST IN THE FUND'S MANAGER.

APPROVAL OF THE PROPOSAL WILL NOT RESULT IN AN INCREASE IN THE FUND'S MANAGEMENT FEE RATE OR AFFECT THE FUND'S INVESTMENT ADVISER, BOYAR ASSET MANAGEMENT, INC.

     Shareholders of record of the Fund at the close of business on June 17, 2002 will be entitled to vote at the Meeting and at any adjournment(s). The Proxy Statement and Proxy Card are being mailed to shareholders of record on or about June 28, 2002.

                                        By Order of the Board of Directors,


                                        Mark A. Boyar, Chairman and Director

New York, New York
June 28, 2002

      PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WHETHER OR
                      NOT YOU EXPECT TO ATTEND THE MEETING.

                                BOYAR VALUE FUND
                             221 East Fourth Street
                                  P.O. Box 5354
                             Cincinnati, Ohio 45201
                                 1-800-266-5566

                                 PROXY STATEMENT

     This Proxy Statement contains the information you should know before voting on the proposal summarized below.

                                  INTRODUCTION

     This Proxy Statement is being used by the Board of Directors of the Boyar Value Fund, Inc. (the "Fund") to solicit proxies to be voted at a Special Meeting of Shareholders of the Fund (the "Meeting"). The Meeting is expected to be held at the offices of Integrated Fund Services, Inc., at 221 East Fourth Street, Cincinnati, Ohio, at 2:00 p.m. (Eastern time) on Monday, August 12 2002, and at any adjournment(s) of the Meeting to a later date, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders.

     This Proxy Statement and the enclosed Proxy Card are being mailed to shareholders on or about June 28, 2002. The Fund will furnish, without charge, a copy of its most recent annual report and any more recent semi-annual report to any shareholder upon request. Shareholders may request a copy of these reports by writing to the Fund at 221 East Fourth Street, Suite 300, Cincinnati, Ohio 45202 or by calling 1-800-266-5566. The annual report for the Fund for its most recently completed fiscal year was previously mailed to shareholders.

     The Meeting is being called to consider a proposal in connection with the proposed acquisition (the "Transaction") by Claymore Securities, Inc., the Fund's distributor ("Claymore Securities"), of a minority interest in Ladenburg Thalmann Fund Management Inc., the Fund's manager (the "Manager"). Prior to the closing of the Transaction, the Manager will reorganize itself as a Delaware limited liability company. Upon closing of the Transaction, the Manager will be renamed Claymore Fund Management LLC .

     The Fund's new management agreement is substantially identical to its current management agreement, except for the dates of execution, effectiveness and termination and for a change in the name of the manager. YOUR APPROVAL OF THE NEW MANAGEMENT AGREEMENT WILL NOT RESULT IN ANY INCREASE IN THE FUND'S MANAGEMENT FEE RATE.

WHO IS ELIGIBLE TO VOTE

     Shareholders of record of the Fund as of the close of business on June 17, 2002 are entitled to vote on all of the Fund's business at the Meeting and any adjournments thereof. Each share is entitled to one vote. Shares represented by properly executed proxies will be voted according to the shareholder's instructions unless revoked before or at the Meeting. If you sign a proxy, but do not fill in a vote, your shares will be voted to approve the Proposal. If any other business comes before the Meeting, your shares will be voted at the discretion of the persons named as proxies.

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                                    PROPOSAL
                      APPROVAL OF NEW MANAGEMENT AGREEMENT

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SUMMARY

     The Manger has served as the Fund's manager since the Fund's inception in 1997. Claymore Securities, the Fund's distributor, has entered into an agreement whereby Claymore Securities would initially acquire a 25% interest in the Manager. (See "Terms of the Transaction" below for a more complete description of the Transaction). Because Claymore Securities would be acquiring a 25% interest in the Manager, consummation of the Transaction would be deemed an "assignment" of the management agreement between the Fund and the Manager. The management agreement automatically terminates in the event of an assignment. For this reason, a new management agreement between the Fund and the Fund's Manager is being proposed for your approval. The new management agreement is substantially identical to the current management agreement, except for the dates of execution, effectiveness and termination and for a change in the name of the Manager. Approval of the new management agreement would not result in any change in the management fee rate payable by the Fund.

     Boyar Asset Management, Inc. ("Boyar" or the "Adviser") has served as the Fund's investment adviser since the Fund's inception in 1997. The Transaction will not affect the Adviser or the investment advisory services that it provides to the Fund.

ANTICIPATED BENEFITS OF THE TRANSACTION

     The acquisition by Claymore Securities of an interest in the Manager is made in connection with a commitment by Claymore Securities to allocate resources to seek to increase the assets of the Fund. The terms of the Transaction are structured to reflect this commitment. Claymore Securities has agreed as part of the consideration for its interest in the Manager to allocate additional resources to support the sales of Fund shares. If the Transaction is consummated, Claymore Securities ownership interest in the Manager could increase from 25% to 45% over the next five years or drop to as low as 5% over the next two years depending upon whether the Fund achieves certain target levels of asset growth through sales of Fund shares.

     Significant growth in the Fund's assets in the future could benefit Fund shareholders in a number of ways, including:

o A reduction in the Fund's overall expense ratio as the Fund's fixed expenses could be spread over a larger asset base; and

o Provide the Fund's investment adviser, Boyar Asset Management, Inc., with greater flexibility to diversify the Fund's assets across a greater number of issuers.

     The Manager believes that the same quality of services which it now provides to the Fund will continue after the Transaction is consummated, and that Claymore Securities' ownership and its commitment to growing the assets of the Fund may enhance the quality of those services. While it is expected that the Manager will provide services to the Fund through representatives of Claymore Securities, shareholders should expect at least the same quality of services from the Manager to continue after the Transaction.

INFORMATION ABOUT THE FUND

     The Fund is a diversified, open-end management investment company incorporated on February 28, 1997 under the laws of the State of Maryland. The Fund seeks long-term capital appreciation, which it pursues by investing primarily in equity securities of companies that are believed by the Adviser to be intrinsically undervalued. The Fund currently offers one class of shares. As of May 31, 2002, the Fund had net assets of approximately $13,671,819 million. The principal executive offices of the Fund are at 221 East Fourth Street, Cincinnati, Ohio 45201.

INFORMATION ABOUT THE FUND'S MANAGER AND ADVISER

     The Manager has served as the manager of the Fund since its inception. Pursuant to the management agreement, the Manager oversees the daily operations of the Fund and supervises the performance of administrative and professional services provided by the Fund's other service providers, including the Adviser. The principal executive offices of the Manager are at 590 Madison Avenue, New York, New York 10022. Currently Ladenburg Thalmann Asset Management, Inc. ("LTAM") owns a 50% interest in the Manager. LTAM is a wholly-owned subsidiary of Ladenburg Thalmann & Co. Inc., a registered broker-dealer and a member of the New York Stock Exchange since 1876. LTAM is a wholly owned subsidiary of Ladenburg Thalmann Group Inc. Ebbets Field Association LLC, an entity controlled by Mark A. Boyar ("Ebbets"), owns the remaining 50% interest in the Manager.

     Boyar Asset Management, Inc. ("Boyar" or the "Adviser") has served as the investment adviser to the Fund since its inception. Pursuant to an investment advisory agreement among the Manager, the Adviser and the Fund, the Adviser furnishes continuous investment advisory services to the Fund. Subject to the oversight and supervision of the Manager and the Board of Directors of the Fund, the Adviser manages the Fund's portfolio in accordance with the stated policies of the Fund, makes the day-to-day investment decisions for the Fund and places orders for the purchase and sale of portfolio securities. No change in the investment advisory agreement would result if the new management agreement is approved by shareholders. Mark A. Boyar, Lee B. Boyar and Jonathan I. Boyar own 100% of the Adviser. The Adviser's principal place of business is 35 East 21st Street, New York, NY 10010.

INFORMATION CONCERNING CLAYMORE SECURITIES

     Claymore Securities has served as the Fund's distributor since May 7, 2002. Pursuant to an underwriting agreement between the Fund and Claymore Securities, Claymore Securities serves as the Fund's exclusive agent for the distribution of shares of the Fund. Claymore Securities' principal executive offices are located at 250 North Rock Road, Suite 150, Wichita, KS 67206. Claymore Securities is a wholly owned subsidiary of the Claymore Group, LLC, a Delaware limited liability company. David C. Hooten and Benjamin T. Fulton own 100% of the Claymore Group, LLC.

     In addition to serving as the Fund's distributor, Claymore Securities specializes in the creation and sponsorship of financial products, as well as investment banking and advisory services. With its roots back to 1935, Claymore Securities seeks to develop and distribute innovative financial solutions for financial advisors and their clients, such as defined portfolios, mutual funds, closed-end exchange traded funds, separately managed accounts and other alternative investments. Claymore Securities is a registered broker-dealer and member of the National Association of Securities Dealers.

TERMS OF THE TRANSACTION

     In consideration for initially acquiring a 25% interest in the Manager from Ladenburg, during the two year period following the closing of the Transaction, Claymore Securities has agreed to commit resources to market and distribute shares of the Fund. Claymore Securities is required to report on a quarterly basis to the Fund's Board of Directors and to LTAM and Ebbets regarding its expenditures in satisfaction of its obligation. Claymore Securities' interest in the Manager will be adjusted up or down based upon the levels of new sales of Fund shares and overall net assets of the Fund at various intervals over the five year period following the Transaction.

     At the two year anniversary of the closing of the Transaction, Claymore Securities percentage interest in the Manager would be adjusted downward (and LTAM's percentage interest adjusted upward) in accordance with the following schedule if the Fund's net assets have not increased by at least $150 million as a result of new sales:

                               Claymore Securities'
              New                                             LTAM's
          Sales (mil.)              % Interest              % Interest
          ------------              ----------              ----------
          $150 or more                25.00%                  25.00%
              125                     20.83                   29.27
              100                     16.67                   33.33
               75                     12.50                   37.50
               50                      8.33                   41.67
               25                      4.17                   45.83
                0                      0.00                   50.00

     In addition, Claymore Securities' interest in the Manager will be adjusted upward (and LTAM's downward) if, at the 5 year anniversary of the closing of the Transaction, the net assets of the Fund have risen to the following thresholds:
(i) the Fund's net assets rise to at least $300 million but less than $400 million by reason of new sales, Claymore Securities would be allocated an additional 10% interest in the Manager from LTAM; (ii) the Fund's net assets rise to at least $400 million but less than $500 million by reason of new sales, Claymore Securities would be allocated an additional 15% interest in the Manager from LTAM; and (iii) the Fund's net assets rise to at least $500 million by reason of new sales, Claymore Securities would be allocated an additional 20% interest in the Manager from LTAM. Under no circumstances would these adjustments affect Ebbets' 50% ownership interest in the Manager.

     LTAM, Claymore Securities and Ebbets have agreed that the Fund and its shareholders will not bear any of the expenses incurred by the Fund in connection with the Transaction, including the calling and holding of the Meeting. Those expenses will be borne entirely by one or more of Claymore Securities, LTAM and Ebbets.

     Immediately prior to the closing of the Transaction, the Manager shall reorganize as a Delaware limited liability company. Upon the closing of the Transaction, the Manager is expected to change its name to Claymore Fund Management Company LLC. The closing of the Transaction is contingent upon the approval by Fund shareholders of a new management agreement between the Fund and the Manager. If shareholder approval is obtained, the Transaction is expected to close in the third quarter of 2002.

FACTORS CONSIDERED BY THE DIRECTORS AND THEIR RECOMMENDATION

     At a special meeting of the Board of Directors of the Fund held in-person on May 7, 2002, the Directors, including all the Directors who are not "interested persons" of the Fund, the Manager, the Adviser or the Distributor (the "Independent Directors"), unanimously voted to approve a proposal to adopt the new management agreement between the Fund and the Manager. The Directors also unanimously voted to recommend that the shareholders of the Fund approve a proposal to adopt the new management agreement with the Manager, effective upon the consummation of the Transaction. For the reasons summarized below, the Directors concluded that approval of the new management agreement resulting from the Transaction was in the best interest of shareholders. The new management agreement is substantially identical to the existing management agreement, except for the dates of execution, effectiveness and termination and the name of the Manager.

     In evaluating the new management agreement at the meeting held in person on May 7, 2002, the Directors reviewed materials furnished by the Manager and Claymore Securities, including information regarding Claymore Securities, its affiliates and its personnel, operations and financial condition. The Directors also reviewed the terms of the Transaction and its possible effects on the Fund and its shareholders. Representatives of the Manager discussed with the Directors the anticipated effects of the Transaction and, together with representatives of Claymore Securities, indicated their belief that as a consequence of the Transaction, the operations of the Fund and the capabilities of the Manager to provide management and other services to the Fund would not be adversely affected and should be enhanced by the resources of Claymore Securities, although there could be no assurance as to any particular benefits that may result.

     The Directors also specifically considered the following as relevant to their recommendations: (1) the favorable history, reputation, qualification and background of the Manager and Claymore Securities, as well as the qualifications of their personnel and their respective financial conditions; (2) the possibility of benefits that may be realized by the Fund as a result of Claymore Securities affiliation with the Manager, including the resources that Claymore Securities would bring to the Manager; (3) assurances from Ebbets, LTAM and Claymore Securities that they do not intend to make any material changes to the Manager's financial, human and other resources that would impact adversely the Manager's ability to provide the same quality of investment management and other services that the Manager has provided in the past; (4) Claymore Securities is only acquiring a minority interest in the Manager and that its interest may rise, depending upon its success in selling shares of the Fund, to no more than a 45% interest in the Manager; (5) the terms of the new management agreement, which are substantially identical to those of the existing management agreement, except for different execution dates, effective dates, and termination dates and the name of the manager; (6) the commitment of Ebbets, LTAM and Claymore Securities to pay the expenses of the Fund incurred in connection with obtaining shareholder approval with respect to the Transaction so that shareholders of the Fund would not have to bear such expenses; and (7) other factors deemed relevant by the Directors.

     In the event the Transaction is not consummated, the Manager would continue to be owned equally by LTAM and Ebbets and the Manager would continue to serve as the Manger to the Fund pursuant to the terms of the existing management agreement.

TERMS OF THE EXISTING AND NEW MANAGEMENT AGREEMENTS

     The terms of the Fund's new management agreement are substantially identical to the terms of the Fund's existing management agreement, except for the dates of execution, effectiveness and termination and for the name of the Manager. The stated rate of the management fees payable by the Fund is identical under the new management agreement and the existing management agreement.

     The following summary of the new management agreement is qualified by reference to the form of the new management agreement attached to this Proxy Statement as Exhibit A. The existing management agreement was approved by the initial sole shareholder of the Fund on March 5, 1998.

     Management Services. The management services to be provided by the Manager to the Fund under the new management agreement are substantially identical to those provided by the Manager under the existing management agreement. Pursuant to the terms of the new management agreement, the Manager oversees the daily operations of the Fund and supervises the performance of investment advisory, administrative and professional services provided by others, including the Adviser.

     Payment of Expenses. The new management agreement and the existing management agreement contain identical provisions relating to the expenses to be borne by the Fund. Under the terms of the new management agreement, the Manager will pay all costs incurred by it in connection with the performance of its duties. Specifically, the Manager pays the compensation and expenses of any officer, director or employee of the Fund who is also an officer, director or employee of the Manager or the Adviser or their affiliates. The Manager is not required to pay any expenses of the Fund other than those mentioned above. In particular, but without limiting the generality of the foregoing, the Manager is not required to pay: (i) any expenses incurred in connection with the Fund's organization, registration of shares and operations of the Fund, including fees and expenses in connection with membership in investment company organizations;
(ii) brokerage fees and commissions; (iii) legal, auditing and accounting expenses; (iv) expenses or registering shares under federal and state securities laws; (v) insurance expenses, taxes or governmental fees; (vi) fees and expenses of the custodian, transfer agent, and accounting and pricing agent of the Fund;
(vii) fees and expenses of members of the Board who are not interested persons of the Fund; (viii) the cost of preparing and distributing prospectuses, statements, reports and other documents to shareholders, expenses of shareholder meetings and proxy solicitations; (ix) and such extraordinary or non-recurring expenses as may arise, such as litigation to which the Fund may be a party.

     HOWEVER, THE COSTS OF THE FUND ASSOCIATED WITH THE TRANSACTION, INCLUDING THE COSTS ASSOCIATED WITH CALLING AND HOLDING THE MEETING AND THE SOLICITATION OF PROXIES TO BE VOTED AT THE MEETING ARE BEING BORNE BY ONE OR MORE OF CLAYMORE SECURITIES, LTAM AND EBBETS AND NOT BY THE FUND.

     Management Fees. The method and rate for calculating the Fund's management fee will be the same under the new management agreement as under the existing management agreement. If the new management agreement had been in effect for the Fund's most recently completed fiscal year, the amount of management fees payable to the Manager would have been identical to those payable under the existing management agreement to the Manager. THERE WILL BE NO INCREASE IN THE MANAGEMENT FEE RATE IN CONNECTION WITH THE TRANSACTION. Under both the new and the existing management agreement, the Manager is entitled to a fee, computed daily and paid monthly, at an annual rate of 0.50% of the Fund's average daily net assets.

     The aggregate amount of management fees incurred by the Fund for its most recently completed fiscal year ended December 31, 2001 was $42,403, all of which were waived by the Manager.

     Pursuant to an expense limitation agreement, the Manager, the Adviser and the Distributor have voluntarily agreed, until April 30, 2003, to waive all or a portion of their respective management fee, advisory fee and amounts, if any, payable to the Distributor pursuant to the Fund's shareholder servicing and distribution agreement, and the Manager has agreed to reimburse the Fund for other expenses to the extent necessary so that the total expenses incurred by the Fund (excluding interest, taxes, brokerage commissions, other expenses which are capitalized in accordance with generally accepted accounting principles, and other extraordinary expenses not incurred in the ordinary of the Fund's business (i.e., litigation) do not exceed 1.75% per annum of the Fund's average daily net assets. This expense limitation agreement permits the Manager, the Adviser and the Distributor to recover reimbursed expenses and waived fees to the extent the Fund's operating expenses are below the 1.75% expense limitation in future years. Following the Transaction, the Manager, the Adviser and the Distributor intend to continue this expense limitation in effect through April 30, 2003.

     Standard of Care. Under the existing management agreement, the Manager is not liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which the agreement relates, provided that nothing in the agreement shall be deemed to protect or purport to protect the Manager against any liability to the Fund or to shareholders of the Fund to which the Manager would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Manager's reckless disregard of its obligations and duties under the agreement. The new management agreement contains the standard of care provisions as contained in the existing management agreement.

     Term and Termination. In conformity with the requirements of the Investment Company Act of 1940 (the "Investment Company Act"), the existing management agreement had an initial term of two years after its effective date and will remain in effect after the expiration of such initial term only so long as its continuance is specifically approved annually by the Board. The initial term of the existing management agreement commenced in March 1998. The existing management agreement automatically terminates upon "assignment", as defined in the Investment Company Act, and, in addition, may be terminated at any time, on 60 days' written notice, without the payment of any penalty, by the Board, by a vote of a majority of the Fund's outstanding voting securities, or by the Manager. The new management agreement contains the same provisions except that the date of commencement will begin upon the closing of the Transaction. If approved by shareholders, the new management agreement will become effective upon the consummation of the Transaction and will continue for a period of two years from that date. Thereafter, the new management agreement will continue from year to year subject to annual approval by the Board in the same manner as the existing management agreement.

ADDITIONAL INFORMATION CONCERNING THE MANAGER

     The following persons will be the members of the board of managers and the principal executive officers of the Manager if the Transaction is consummated:
Mark A. Boyar, Benjamin T. Fulton and Victor Rivas. Mr. Boyar also serves as Chairman of the Board and Chief Executive Officer of the Fund. Mr. Rivas also serves as the President of the Fund.

ADDITIONAL INFORMATION CONCERNING THE DISTRIBUTOR

     Claymore Securities began serving as the Fund's distributor on May 7, 2002. If the Transaction is consummated, Claymore Securities would be an affiliate of the Manager because of its ownership interest in the Manager. Prior to May 7, 2002, Ladenburg Thalmann & Co., Inc., an affiliate of the Manager (the "Prior Distributor"), served as the Fund's distributor. Pursuant to a shareholder servicing and distribution plan in accordance with Rule 12b-1 under the Investment Company Act, the Fund pays the Distributor a fee calculated at an annual rate of 0.25% of the average daily net assets of the Fund. For the most recent fiscal year ended December 31, 2001, the Prior Distributor waived $24,886 which was the entire amount of that fee. During the most recent fiscal year ended December 31, 2001, the Prior Distributor executed 90.61% of the Fund's portfolio transactions and received aggregate brokerage commissions in the amount of $4,717.

SECTION 15(F) OF THE INVESTMENT COMPANY ACT

     Section 15(f) of the Investment Company Act permits, in the context of a change in control of an investment adviser to a registered investment company, the receipt by such investment adviser (or any of its affiliated persons) of any amount or benefit in connection with such sale, as long as two conditions are satisfied. First, for a period of three years after the Transaction, at least 75% of the investment company's board of directors must not be "interested persons" (as defined in the Investment Company Act) of the new or former investment adviser. Second, there may not be imposed an "unfair burden" on the investment company as a result of the sale of such interest, or any express or implied terms, conditions or understandings applicable thereto. The term "unfair burden," as defined in the Investment Company Act, includes any arrangement during the two-year period after a change of control transaction whereby the investment adviser (or predecessor or successor adviser), or any interested person of any such adviser, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its security holders (other than fees for bona fide investment advisory or other services), or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company (other than ordinary fees for bona fide principal underwriting services).

     The Board of Directors of the Fund has not been advised by the Manager or the Adviser of any circumstances arising from the Transaction that might result in the imposition of an "unfair burden" being imposed on the Fund. Moreover, the Manager, the Adviser and Claymore Securities have requested that the Board, for a period of at least three years after the consummation of the Transaction, not appoint or nominate any person to the Fund's Board of Directors if as a result of such appointment at least 75% of the Fund's Board of Directors are not "interested persons" (as defined in the Investment Company Act) of the Manager, the Adviser or the Distributor. The Manager, the Adviser and Claymore Securities have agreed that, for two years after the consummation of the Transaction, the Manager, the Adviser and Claymore Securities and their respective affiliates will refrain from imposing, or seeking to impose, an unfair burden on the Fund. The Fund's Board currently satisfies the 75% requirement as 83.33% of the Board is comprised of directors who are not "interested persons".

REQUIRED VOTE

     As provided under the Investment Company Act, approval of the new management agreement will require the vote of a majority of the outstanding voting securities of the Fund. In accordance with the Investment Company Act and as used in this Proposal, a "majority of the outstanding voting securities" of the Fund (the "Investment Company Act Majority Vote") means the lesser of (a) 67% or more of the shares of the Fund present at a shareholder meeting if the owners of more than 50% of the shares of the Fund then outstanding are present in person or by proxy, or (b) more than 50% of the outstanding shares of the Fund entitled to vote at the Meeting.

FOR THE REASONS SET FORTH ABOVE, THE DIRECTORS OF THE FUND UNANIMOUSLY RECOMMEND THAT SHAREHOLDERS OF THE FUND VOTE IN FAVOR OF THE NEW MANAGEMENT AGREEMENT WITH THE MANAGER.

--------------------------------------------------------------------------------

                       INFORMATION CONCERNING THE MEETING

--------------------------------------------------------------------------------

OUTSTANDING SHARES

     As of the record date of June 17, 2002 (the "record date"), there were 1,031,001.177 shares of the Fund outstanding. Only shareholders of record as of the record date are entitled to notice of and to vote at the Meeting.

OWNERSHIP OF SHARES OF THE FUND

     Each person that, to the knowledge of the Fund, owned of record or beneficially 5% or more of the outstanding shares of the Fund as of the record date is listed below.

               Name                          Percentage ownership of Fund shares
               ----                          -----------------------------------

     Ladenburg Thalmann Group, Inc.              24.29% (250,435.975 shares)
     100 SE 2nd Street, 32nd Floor
     Miami, Florida 33131

     As of the record date, the Directors and officers of the Fund as a group owned of record or beneficially 3.47% of the outstanding shares of the Fund.

SHAREHOLDER PROPOSALS

     The Fund is not required to hold annual meetings of shareholders and does not currently intend to hold an annual meeting of shareholders in 2002. Shareholder proposals to be presented at the next meeting of shareholders of the Fund, whenever held, must be received at the Fund's principal executive offices, 221 East Fourth Street, Suite 300, Cincinnati, Ohio 45202, a reasonable time prior to the Directors' solicitation of proxies for the meeting. The submission by a shareholder of a proposal for inclusion in a proxy statement does not guarantee that it will be included. Shareholder proposals are subject to certain regulations under the federal securities laws.

PROXIES, QUORUM AND VOTING AT THE MEETING

     Shareholders may use the enclosed Proxy Card if they are unable to attend the Meeting in person or wish to have their shares voted by a proxy even if they attend the meeting in person. Any shareholder that has given his or her Proxy to someone has the power to revoke that Proxy at any time prior to its exercise by executing a superseding Proxy or by submitting a notice of revocation to the secretary of the Fund. In addition, although mere attendance at the Meeting will not revoke a Proxy, a shareholder present at the Meeting may withdraw his or her Proxy and vote in person. All properly executed and unrevoked Proxies received in time for the Meeting will be voted in accordance with the instructions contained in the Proxies. If no instruction is given, the persons named as proxies will vote the shares represented thereby in favor of the Proposal described above and will use their best judgment in connection with the transaction to vote on such other business as may properly come before the Meeting or any adjournment thereof.

     An Investment Company Act Majority Vote of the shares entitled to vote, present in person or represented by Proxy, constitutes a quorum for the transaction of business with respect to the Proposal. In the event that, at the time any session of the Meeting for the Fund is called to order, a quorum is not present in person or by Proxy, the persons named as proxies may vote those Proxies which have been received to adjourn the Meeting to a later date. In the event that a quorum is present but sufficient votes in favor of the Proposal have not been received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of Proxies with respect to the Proposal. Any such adjournment will require the affirmative vote of more than one half of the shares of the Fund present in person or by Proxy at the session of the Meeting to be adjourned. The persons named as proxies will vote those Proxies which they are entitled to vote in favor of the Proposal in favor of such an adjournment and will vote those Proxies required to be voted against the Proposal against any such adjournment. A shareholder vote may be taken on the Proposal in this Proxy Statement prior to such adjournment if sufficient votes for its approval have been received and it is otherwise appropriate.

     Shares of the Fund represented in person or by Proxy, including shares which abstain or do not vote with respect to the Proposal, will be counted for purposes of determining whether there is a quorum at the Meeting. Accordingly, an abstention from voting has the same effect as a vote against the Proposal. In addition, if a broker or nominee holding shares in "street name" indicates on the Proxy Card that it does not have discretionary authority to vote on the Proposal, those shares will be considered present and entitled to vote on that Proposal. Thus, a "broker non-vote" has the same affect as a vote against the Proposal.

OTHER BUSINESS

     While the Meeting has been called to transact any business that may properly come before it, the only matters that the Directors intend to present are those matters stated in the attached Notice of a Special Meeting of Shareholders. However, if any additional matters properly come before the Meeting, and on all matters incidental to the conduct of the Meeting, it is the intention of the persons named in the enclosed Proxy to vote the Proxy in accordance with their judgment on such matters unless instructed to the contrary.

METHOD OF SOLICITATION AND EXPENSES

     THE COST OF PREPARING, ASSEMBLING AND MAILING THIS PROXY STATEMENT AND THE ATTACHED NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND THE ACCOMPANYING PROXY CARD, AS WELL AS THE COSTS ASSOCIATED WITH THE PROXY SOLICITATION, WILL BE BORNE BY ONE OR MORE OF CLAYMORE SECURITIES, LTAM AND EBBETS, AND NOT BY THE FUND. In addition to soliciting proxies by mail, the Manager, the Adviser and Claymore Securities may have one or more of their respective officers, representatives or compensated third-party agents, aid in the solicitation of proxies by personal interview or telephone and telegraph and may request brokerage houses and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of the shares held of record by such persons. Shareholders who have not voted their proxies in a timely manner may receive a telephone call from an officer or employee of the Manager, the Adviser or Claymore Securities in an effort to urge them to vote.

     Persons holding shares as nominees will be reimbursed by the Manager, upon request, for the reasonable expenses of mailing soliciting materials to the principals of the accounts.

June 28, 2002

--------------------------------------------------------------------------------

                                    EXHIBIT A

                      FORM OF PROPOSED MANAGEMENT AGREEMENT

--------------------------------------------------------------------------------

                           _____________________, 2002

Claymore Fund Management Company LLC
590 Madison Avenue
New York, New York 10022

Dear Sirs:

     Boyar Value Fund, Inc. (the "Fund"), a corporation organized and existing under the laws of the State of Maryland, herewith confirms its agreement with Claymore Fund Management Company LLC, the Fund's manager (the "Manager") as follows:

     1.   Investment Description; Appointment.

     The Fund desires to employ the capital of the Fund by investing and reinvesting in investments of the kind and in accordance with the limitations specified in its Articles of Incorporation, as may be amended from time to time, and in its Prospectus and Statement of Additional Information, as from time to time in effect, and in such manner and to such extent as may from time to time be approved by the Board of Directors of the Fund. Copies of the Fund's Prospectus and Statement of Additional Information, as each may be amended from time to time, have been submitted to the Manager. The Fund desires to employ and hereby appoints the Manager to act as manager to the Fund. The Manager accepts the appointment and agrees to furnish the services described in Section 2 of this Agreement for the compensation set forth in Section 5 of this Agreement.

     2.   Services as Investment Adviser.

     (a) Subject to the supervision and direction of the Board of Directors of the Fund, the Manager is generally responsible for furnishing, or causing to be furnished investment management services to the Fund. Included among the specific services to be provided by the Manager are: the selection of an investment adviser to the Fund; the selection and supervision of an administrator; the review of all purchases and sales of portfolio instruments made by the Fund to assess compliance with its stated investment objective and policies; the monitoring of the selection of brokers and dealers effecting transactions on behalf of the Fund; the maintenance and furnishing of all required records or reports pertaining to the Fund to the extent those records or reports are not maintained or furnished by the Fund's transfer agent, custodian or other agents employed by the Fund; and, the providing of general administrative services to the Fund not otherwise provided by the Fund's transfer agent, custodian or other agents employed by the Fund.

     (b) The Fund acknowledges that the Manager has selected Boyar Asset Management, Inc., a corporation formed under the laws of the State of New York (the "Adviser"), as the Fund's investment adviser and the Fund approves of the selection of the Adviser.

     (c) The Manager will, at its own expense, maintain sufficient staff, and employ or retain sufficient personnel and consult with any other persons that it determines may be necessary or useful to the performance of its obligations under this Agreement.

     3.   Information Provided to the Fund.

     The Manager will keep the Fund informed of developments materially affecting the Fund, and will, on its own initiative, furnish the Fund from time to time with whatever information the Manager believes is appropriate for this purpose.

     4.   Standard of Care.

     The Manager shall exercise its best judgment in rendering the services listed in paragraphs 2 and 3 above. The Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed to protect or purport to protect the Manager against any liability to the Fund or to shareholders of the Fund to which the Manager would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Manager's reckless disregard of its obligations and duties under this Agreement.

     5.   Compensation.

     In consideration of the services rendered pursuant to this Agreement, the Fund will pay the Manager a monthly fee calculated at an annual rate of 0.50% of the Fund's average daily net assets. The fee for the period from the date the Fund's initial registration statement is declared effective by the Securities and Exchange Commission to the end of the month during which the initial registration statement is declared effective shall be prorated according to the proportion that such period bears to the full monthly period. Upon any termination of this Agreement before the end of a month, the fee for such part of that month shall be prorated according to the proportion that such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to the Manager, the value of the Fund's net assets shall be computed at the times and in the manner specified in the Fund's Prospectus and/or Statement of Additional Information as from time to time in effect.

     6.   Expenses.

     The Manager will bear all expenses in connection with the performance of its services under this Agreement. The Fund will bear its proportionate share of certain other expenses to be incurred in its operation, including: investment advisory and administration fees; taxes, interest, brokerage fees and commissions, if any; fees of Directors of the Fund who are not officers, directors, or employees of the Adviser, the Manager or any of their affiliates; fees of any pricing service employed to value shares of the Fund; Securities and Exchange Commission fees and state blue sky notification fees; charges of custodians and transfer and dividend disbursing agents; the Fund's proportionate share of insurance premiums; outside auditing and legal expenses; costs of maintenance of the Fund's existence; costs attributable to investor services, including, without limitation, telephone and personnel expenses; costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders; costs of shareholders' reports and meetings of the shareholders of the Fund and of the officers or Board of Directors of the Fund; and any extraordinary expenses.

     The Fund will be responsible for nonrecurring expenses which may arise, including costs of litigation to which the Fund is a party and of indemnifying officers and Directors of the Fund with respect to such litigation and other expenses as determined by the Directors.

     7.   Services to Other Companies or Accounts.

     The Fund understands that the Manager may act in the future as investment manager, adviser or administrator to various fiduciary or other managed accounts or to one or more other investment companies or series of investment companies, and the Fund has no objection to the Manager so acting, provided that whenever the Fund and one or more other accounts or investment companies or portfolios served by the Manager have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed to be equitable to each entity. The Fund and the Manager recognize that in some cases this procedure may adversely affect the size of the position obtainable for the Fund. In addition, the Fund understands that the persons employed by the Manager to assist in the performance of the Manager's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the Manager or any affiliate of the Manager to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

     8.   Term of Agreement.

     This Agreement shall continue for an initial two-year term and thereafter shall continue automatically, provided such continuance is specifically approved at least annually by (a) the Board of Directors of the Fund or (b) a vote of a "majority" (as defined in the Investment Company Act of 1940, as amended) of the Fund's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Board of Directors who are not "interested persons" (as defined in said Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on 60 days' written notice by the Board of Directors of the Fund, by a vote of the holders of a majority of the Fund's shares, or by the Manager. This Agreement will also terminate automatically in the event of its assignment (as defined in said Act).

     9.   Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of laws principles.

     10.  Miscellaneous.

     The Fund recognizes that directors, officers and employees of the Manager may from time to time serve as directors, trustees, officers and employees of corporations and business trusts (including other investment companies) and that the Manager or its affiliates may enter into management or other agreements with such other corporations and trusts.

     Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.

                                        Very truly yours,

                                        BOYAR VALUE FUND, INC.


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

Accepted:

CLAYMORE FUND MANAGEMENT
COMPANY LLC


By:
   -------------------------------------
Name:
Title:

                           THE BOYAR VALUE FUND, INC.
                        221 East Fourth Street, Suite 300
                             Cincinnati, Ohio 45202

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The  undersigned  hereby  appoints  Tina D.  Hosking  and Dawn R. Garvin as
Proxies, each with full power of substitution, and hereby authorizes each of them, with the authority in each to act in the absence of the other, to represent and to vote, as designated below, all the shares of common stock of The Boyar Value Fund, Inc. (the "Fund") held of record by the undersigned on June 17, 2002 at the Special Meeting of Stockholders of the Fund to be held on August 12, 2002, or any adjournments or postponements thereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" the proposal.

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE FOLLOWING PROPOSAL

1. To approve a new management agreement between the Fund and the Fund's manager, which will be renamed Claymore Fund Management Company LLC. This new agreement will take effect only if the proposed acquisition of a minority interest in Ladenburg Thalmann Fund Management, Inc., the Fund's manager, by Claymore Securities, Inc., the Fund's distributor, is consummated.

     FOR     [ ]            AGAINST     [ ]            ABSTAIN     [ ]

     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. If shares are held jointly, each Stockholder named should sign. If only one signs, his or her signature will be binding. If the Stockholder is a corporation, the President or a Vice President should sign in his or her own name, indicating title. If the Stockholder is a partnership, a partner should sign in his or her own name, including that he or she is a "Partner."

                                   Dated: ______________________________, 2002

                                   (By)______________________________________
                                                     Signature

                                   (By)______________________________________
                                                     Signature

                                  - June 2002 -
--------------------------------------------------------------------------------
                                IMPORTANT NOTICE
================================================================================
                        TO BOYAR VALUE FUND SHAREHOLDERS
--------------------------------------------------------------------------------

[QUESTIONS & ANSWERS]

--------------------------------------------------------------------------------
     Although we recommend you read the complete proxy statement, for your convenience, we've provided a brief overview of the issues to be voted on.
--------------------------------------------------------------------------------

[Q]  WHY IS A SHAREHOLDER MEETING BEING HELD?

[A] The meeting is being held to consider the approval of a new management agreement between the fund and Claymore Fund Management Company.

[Q]  WHAT PROPOSALS WILL BE VOTED ON?

[A] Claymore Securities, the fund's distributor, has entered into an agreement to purchase a minority interest in the fund's manager. Consummation of that acquisition will result in the termination of the existing management agreement.

You are being asked to vote on a proposal to approve a new management agreement between the fund and the fund's manager.

[Q]  WILL MY VOTE MAKE A DIFFERENCE?

[A] Yes! Your vote is important and will make a difference in the development of your fund, no matter how many shares you own.

[Q]  WILL MY FEES CHANGE?

[A] No! Your approval of the new management agreement will not result in any increases in the fund's management fee or advisory fee.

[Q]  HOW WILL MY SERVICES BE EFFECTED?

[A] It is anticipated that the manager will provide at least the same quality of services under the new management agreement as it currently provides to the fund.

[Q]  WILL BOYAR ASSET MANAGEMENT CONTINUE AS THE FUND'S ADVISER?

[A] Yes! Approval of the proposal will not result in any change in the fund's investment adviser.

[Q]  HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?

[A]  They recommend that you vote "For" the proposal on the enclosed proxy card.

[Q]  WHERE DO I CALL FOR MORE INFORMATION?

[A] Please call the Boyar Value Fund at 1-800-266-5566 from 8:00 a.m. to 5:00 p.m. Eastern time, Monday through Friday.

--------------------------------------------------------------------------------
                              ABOUT THE PROXY CARD
--------------------------------------------------------------------------------

Please vote on the issue using blue or black ink to mark an X in one of the boxes provided on the proxy card.

APPROVAL OF NEW MANAGEMENT AGREEMENT - mark "For," "Against" or "Abstain"

Sign, date and return the proxy card in the enclosed postage-paid envelope. All registered owners of an account, as shown in the address, must sign the card. When signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please indicate your full title.

================================================================================
  [X] PLEASE MARK
      VOTES AS IN
      THIS EXAMPLE
                                BOYAR VALUE FUND
                         SPECIAL MEETING OF SHAREHOLDERS

  SAMPLE
--------------------------------------------------------------------------------
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
--------------------------------------------------------------------------------

                                                  FOR    AGAINST    ABSTAIN
1.   Approval of a new management agreement       [ ]      [ ]        [ ]
     between the Fund and the Fund's manager

--------------------------------------------------------------------------------

Please be sure to sign and date this Proxy.       Date

Shareholder sign here                             Co-owner sign here